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                                                                     EXHIBIT 5.1

                                 April __, 2003

Converse Inc.
One High Street
North Andover, MA 01845

         RE: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") on December 13, 2002 (Registration No. 333-101824), as amended (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to _____ shares of your Common Stock (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase _______ Shares. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, including actions of your board of directors and stockholders and instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed, by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by your Board of Directors, will be legally and validly issued, fully paid and nonassessable.

         We express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of California and Delaware and the federal laws of the United States.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,


                                          WILSON SONSINI GOODRICH & ROSATI, P.C.